Exhibit No. 16.11

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretaries of FEDERATED TOTAL RETURN SERIES, INC. (the “Corporation”) and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign the Registration Statement on Form N-14 relating to the proposed reorganization of Huntington Fixed Income Securities Fund, into Federated Total Return Bond Fund, a portfolio of Federated Total Return Series, Inc., and Huntington Mortgage Securities Fund, into Federated Mortgage Fund, a portfolio of Federated Total Return Series, Inc., and any amendments to the Registration Statement, including post-effective amendments; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

SIGNATURES	TITLE	DATE

_/s/ John F. Donahue___		March 13, 2014
John F. Donahue	Director

_/s/ J. Christopher Donahue___		March 13, 2014
J. Christopher Donahue	President and Director
(Principal Executive Officer)

_/s/ Lori A. Hensler____		March 13, 2014
Lori A. Hensler	Treasurer
(Principal Financial Officer)

_/s/ John T. Collins _		March 13, 2014
John. T. Collins	Director

_/s/ Maureen Lally-Green_____		March 13, 2014
Maureen Lally-Green	Director

__/s/ Peter E. Madden______		March 13, 2014
Peter E. Madden		Director

Reorganization of Huntington Fixed Income Securities Fund, into Federated Total Return Bond Fund, and Huntington Mortgage Securities Fund, into Federated Mortgage Fund

_/s/ Charles F. Mansfield, Jr.__		March 13, 2014
Charles F. Mansfield, Jr.	Director

_/s/ Thomas M. O’Neill_____		March 13, 2014
Thomas M. O’Neill	Director

_/s/ P. Jerome Richey___		March 13, 2014
P. Jerome Richey	Director

_/s/ John S. Walsh_______		March 13, 2014
John S. Walsh	Director